EXHIBIT 99.1

December 2, 2003

The Interpublic Group of Companies, Inc.
1270 Avenue of the Americas
New York, NY 10020

Ladies and Gentlemen:

        In connection with the proposed underwritten public offering (the "Offering") of the shares of common stock, $0.001 par value of Modem Media, Inc. (the "Company") held by The Interpublic Group of Companies, Inc. and its subsidiaries which is registered with the Securities and Exchange Commission on Form S-3 (Registration Statement no. 333-110583) (the "Registration Statement"), you hereby acknowledge that if you sell in the Offering any of your shares of the Company's common stock registered pursuant to the Registration Statement, (i) the Registration Rights Agreement dated August 1, 1999, by and among the Company, the Class A Holders (as set forth therein) and the Class B Holders (as set forth therein) (the "1999 Registration Rights Agreement") is expired, and (ii) the Company is fully, completely and irrevocably and forever discharged from any and all obligations set forth in the 1999 Registration Rights Agreement, pursuant thereto or arising therefrom.

        Notwithstanding anything contained herein, if the Offering is not consummated, you and the Company hereby agree that (i) this Letter Agreement shall not in any way be deemed an admission as to either party's rights or obligations, if any, under the 1999 Registration Rights Agreement and (ii) this Letter Agreement shall not in any way be relied upon or used in evidence in any proceeding for any purpose, except for purposes of enforcing the terms of this paragraph.

        Please confirm that the foregoing correctly sets forth our agreement by signing in the space provided below for that purpose and returning to us a copy of this Letter Agreement so signed, whereupon this Letter Agreement and your acceptance shall constitute a binding agreement between us.

MODEM MEDIA, INC.
By:	/s/ SLOANE LEVY Name: Sloane Levy Title: Senior Vice President, General Counsel

Accepted as of the
date first above written:

THE INTERPUBLIC GROUP OF COMPANIES,
    INC.

By:	/s/ STEVEN BERNS Name: Steven Berns Title: Senior Vice President and Treasurer